  Exhibit 99.1

Aytu Reports Q2 Revenue of $3.2M, Up 77% Year-over-Year and 121% Sequentially

ENGLEWOOD, CO / ACCESSWIRE / February 13, 2020 / Aytu BioScience, Inc. (NASDAQ:AYTU), a specialty pharmaceutical company focused on commercializing of novel products that address significant medical needs, today will provide an overview of its business, including the company's operational and financial results for its fiscal second quarter 2020 that ended December 31, 2019. The company will host a live conference call and webcast today at 4:30 p.m. ET. Conference call details are provided at the end of this press release.

2020 Second Quarter Financial and Corporate Highlights

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Reports revenue of $3.2 million for the three months ended December 31, 2019, an increase of 77% compared to the three months ended December 31, 2018, and an increase of 121% compared to the three months ended September 30, 2019; quarterly revenue results only represent partial contribution from the acquisition of the Cerecor assets closed on November 1, 2019;

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Net loss of $0.2 million for the three months ended December 31, 2019, a reduction of 95% compared to the three months ended December 31, 2018, and a reduction of 96% compared to the three months ended September 30, 2019; quarterly net income/(loss) results only represent partial contribution from the acquisition of the Cerecor assets closed on November 1, 2019;

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Engaged health-care focused investment bank to secure near-term non-dilutive financing;

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Announced positive clinical results from Natesto® spermatogenesis study, the first such study to demonstrate conclusively that a testosterone replacement therapy (TRT) maintains key fertility parameters in hypogonadal men;

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Closed on a $12.4 million prescription product portfolio purchase from Cerecor;

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Hired Matthew Phillips as Executive Vice President of Commercial Operations. Mr. Phillips was Chief Commercial Officer at Cerecor and responsible for leading the growth of the prescription product portfolio that Aytu acquired, as well as at its predecessor company Zylera Pharmaceuticals;

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Raised $10 million (approximately $9.3 million after fees and expenses) through a private placement with healthcare institutional investors – Armistice Capital and Altium Capital in October 2019;

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Launched Natesto co-promote with Acerus Pharmaceuticals to expand promotional coverage and drive revenue growth and eliminated certain royalty and contingent consideration obligations, resulting in a $5.2 million unrealized gain;

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Launched ZolpiMist co-promote with Validus Pharmaceuticals to expand promotion into the psychiatry market;

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Natesto and Tuzistra added to two national PBM formularies representing over 36 million U.S. lives;

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Ends the quarter with cash, cash equivalents and restricted cash of $5.5 million, which does not include cash owed by Cerecor for receivables from post-acquisition sales of Commercial Portfolio products and a financing commitment from an institutional investor.

Commenting on the second quarter of 2020, Josh Disbrow, Chief Executive Officer of Aytu BioScience, stated, "Revenue for the three months ended December 31, 2019 was $3.2 million, which represents 121% growth over the three months ended September 30, 2019. Considering that the Cerecor Rx portfolio purchase didn’t close until November, with the start of the integration beginning after that, this is a strong revenue number that we expect to grow with the product portfolio now integrated. We are not yet to realizing the full benefit of the acquisition, so we look forward to our continued growth as we complete cross-training and maximize the multiple opportunities to gain synergy through our expanded Rx product portfolio.”

Conference Call Information

The company will host a live conference call at 4:30 p.m. ET today. The conference call can be accessed by dialing either:

1- 844-602-0380 (toll-free)

1- 862-298-0970 (international)

The webcast will be accessible live and archived on Aytu BioScience's website, within the Investors section under Events & Presentations, at aytubio.com, for 90 days.

A replay of the call will be available for fourteen days. Access the replay by calling 1-877-481-4010 (toll-free) and using the replay access code 57940.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on commercializing novel products that address significant patient needs. The company currently markets a portfolio of prescription products addressing large primary care and pediatric markets. The primary care portfolio includes (i) Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or "Low T"), (ii) ZolpiMist™, the only FDA-approved oral spray prescription sleep aid, and (iii) Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive syrup. The pediatric portfolio includes (i) AcipHex® Sprinkle™, a granule formulation of rabeprazole sodium, a commonly prescribed proton pump inhibitor; (ii) Cefaclor, a second-generation cephalosporin antibiotic suspension; (iii) Karbinal® ER, an extended-release carbinoxamine (antihistamine) suspension indicated to treat numerous allergic conditions; and (iv) Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary prescription fluoride-based supplement product lines containing combinations of fluoride and vitamins in various for infants and children with fluoride deficiency. Aytu's strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within large therapeutic markets. For more information visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the effects of the business combination of Aytu and the Commercial Portfolio and the previously announced, but not yet consummated, merger ("Merger") with Innovus Pharmaceuticals, including the combined company's future financial condition, results of operations, strategy and plans, the ability of the combined company to realize anticipated synergies in the timeframe expected or at all, changes in capital markets and the ability of the combined company to finance operations in the manner expected, the diversion of management time on Merger-related issues and integration of the Commercial Portfolio, the ultimate timing, outcome and results of integrating the operations the Commercial Portfolio and Innovus with Aytu's existing operations, the failure to obtain the required votes of Innovus' shareholders or Aytu's shareholders to approve the Merger and related matters, the risk that a condition to closing of the Merger may not be satisfied, that either party may terminate the merger agreement or that the closing of the Merger might be delayed or not occur at all, the price per share utilized in the formula for the initial $8 million merger consideration in the Merger may not be reflective of the current market price of Aytu's common stock on the closing date, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger, risks relating to gaining market acceptance of our products, obtaining or maintaining reimbursement by third-party payors, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in ''Risk Factors'' in Part I, Item 1A of the company's Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Contact for Investors:

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Aytu BioScience, Inc,
Condensed Consolidated Balance Sheet Information

	December 31,	June 30,
	2019	2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$5,259,492	11,044,227
Restricted cash	251,396	250,000
Accounts receivable, net	5,197,151	1,740,787
Inventory, net	2,491,807	1,440,069
Prepaid expenses and other	2,361,249	957,781
Note receivable	1,350,000	–
Other current assets	1,426,617	–
Total current assets	18,337,712	15,432,864

Fixed assets, net	122,064	203,733
Licensed assets, net	17,724,416	18,861,983
Patents, net	207,944	220,611
Right-of-use asset	374,568	–
Product technology rights	22,321,667	–
Deposits	2,200	2,200
Goodwill	15,387,064	–
Total long-term assets	56,139,923	19,288,527
Total assets	$74,477,635	$34,721,391

Liabilities
Current liabilities
Accounts payable and other	$9,598,567	$2,297,270
Accrued liabilities	2,114,060	1,147,740
Accrued compensation	786,769	849,498
Current lease liability	82,755	–
Current contingent consideration	705,880	1,078,068
Current portion of fixed payment arrangements	2,661,456	–
Total current liabilities	15,949,487	5,372,576

Long-term contingent consideration	17,739,964	22,247,796
Long-term lease liability	291,813	–
Long-term fixed payment arrangements	23,394,761
Warrant derivative liability	11,371	13,201
Total liabilities	57,387,395	27,633,573

Commitments and contingencies (Note 12)

Stockholders' equity
Preferred Stock, par value $.0001; 50,000,000 shares authorized; shares issued and outstanding 10,215,845 and 3,594,981, respectively as of December 31, 2019 (unaudited) and June 30, 2019.	1,022	359
Common Stock, par value $.0001; 100,000,000 shares authorized; shares issued and outstanding 20,733,052 and 17,538,071, respectively as of December 31, 2019 (unaudited) and June 30, 2019.	2,073	1,754
Additional paid-in capital	128,619,922	113,475,205
Accumulated deficit	(111,532,777)	(106,389,500)
Total stockholders' equity	16,758,367	7,087,818

Total liabilities and stockholders' equity	$74,477,635	$34,721,391

Aytu BioScience, Inc,.
Consolidated Statements of Operations Information
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018

Revenues
Product revenue, net	$3,175,236	$1,795,011	$4,615,062	$3,226,820

Operating expenses
Cost of sales	606,046	525,138	981,766	936,097
Research and development	66,675	149,029	144,695	304,907
Selling, general and administrative	6,516,160	5,046,174	11,662,603	8,622,754
Selling, general and administrative - related party	91,337	345,046
Amortization of intangible assets	953,450	534,063	1,528,567	986,020
Total operating expenses	8,142,331	6,345,741	14,317,631	11,194,824

Loss from operations	(4,967,095)	(4,550,730)	(9,702,569)	(7,968,004)

Other (expense) income
Other (expense), net	(446,958)	(127,569)	(642,344)	(204,130)
Gain from derecognition of contingent consideration liability	5,199,806	–	5,199,806
Gain from warrant derivative liability	–	20,637	1,830	67,989
Total other (expense) income	4,752,848	(106,932)	4,559,292	(136,141)

Net loss	$(214,247)	$(4,657,662)	$(5,143,277)	$(8,104,145)

Weighted average number of common shares outstanding	17,538,148	6,477,004	16,425,990	4,183,591

Basic and diluted net loss per common share	$(0.01)	$(0.72)	$(0.31)	$(1.94)

Aytu BioScience, Inc,
Condensed Consolidated Cash Flow Information
(Unaudited)

	Six Months Ended December 31,
	2019	2018

Operating Activities
Net loss	$(5,143,277)	$(8,104,145)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation, amortization and accretion	2,157,540	1,230,671
Stock-based compensation expense	327,435	346,176
Derecognition of contingent consideration	(5,199,806)	–
Issuance of common stock to employee	–	11,690
Derivative income	(1,830)	(67,989)
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(3,456,364)	(903,708)
(Increase) in inventory	(132,199)	(305,888)
(Increase) in prepaid expenses and other	(171,430)	(504,757)
(Increase) in other current assets	(136,694)	–
Increase in accounts payable and other	2,806,973	252,113
Increase in accrued liabilities	145,467	760,798
(Decrease) Increase in accrued compensation	(62,729)	203,160
(Decrease) in fixed payment arrangements	(216,150)	–
Increase in interest payable	–	36,164
(Decrease) in deferred rent	(3,990)	(1,450)
Net cash used in operating activities	(9,087,054)	(7,047,165)

Investing Activities
Deposit	–	2,888
Purchases of fixed assets	–	(12,954)
Contingent consideration payment	(104,635)	(50,221)
Note receivable	(1,350,000)	–
Purchase of assets	(4,500,000)	(800,000)
Net cash used in investing activities	(5,954,635)	(860,287)

Financing Activities
Issuance of preferred, common stock and warrants	10,000,000	15,180,000
Issuance costs related to preferred, common stock and warrants	(741,650)	(1,479,963)
Issuance of debt	–	5,000,000
Net cash provided by financing activities	9,258,350	18,700,037

Net change in cash, restricted cash and cash equivalents	(5,783,339)	10,792,585
Cash, restricted cash and cash equivalents at beginning of period	11,294,227	7,112,527
Cash, restricted cash and cash equivalents at end of period	$5,510,888	$17,905,112

Supplemental disclosures of cash and non-cash investing and financing transactions
Cash paid for interest	$161,890	$–
Fair value of right-to-use asset and related lease liability	374,568	–
Issuance of Series G preferred stock due to acquisition of the Cerecor portfolio of pediatrics therapeutics (unaudited)	5,559,914	–
Inventory payment included in accounts payable	460,416	–
Contingent consideration included in accounts payable	16,014	–
Fixed payment arrangements included in accounts payable	291,666	–
Exchange of convertible preferred stock into common stock	319	–
Return deductions received by Cerecor	1,309,365	–
Fair value of warrants issued to investors and underwriters	–	1,888,652
Issuance of preferred stock related to purchase of asset	–	519,600
Contingent consideration related to purchase of asset	$–	$8,833,219